Québec [image of flag of Québec]

CERTIFICATE OF AMENDMENT
The Companies Act, Part IA
(R.S.Q., chap. C-38)

I certify hereby that the company

PASSEPORT MÉTALS INC.

and version(s)

PASSPORT METALS INC.

amended its articles on October 18 2007, in conformity with part IA of the Companies Act, as stated in the articles of amendment attached hereto

seal of the enterprise Registrar

Filed with the registrar October 18 2007
under Québec enterprise number 1140348377

[*signature*]
enterprise Registrar

E830I17M73P81OA

LEX-302 (2007-04)

enterprise
Registrar

Québec [image of flag of Québec]

Articles of amendment

The Companies Act (R.S.Q., c. C-38, Part IA

Québec enterprise number	
NEQ	1140348377

1. **Name** – Insert the new name of the company if it is amended and insert the previous name in section 5.
or
- Insert the current name of the company if you are keeping it and insert N/A in section 5.

PASSEPORT METALS INC./PASSPORT METALS INC.

Mark the box with an X if you are requesting a designating number (numbered company) instead of a name. ☐

2. **The articles of the company are amended as follows:**

3. **Effective date** (if different from date of filing of articles of amendment) for requests not referenced in section 4.

Date subsequent to that of filing:	Year	Month	Day
	2007	10	18

4. **Amendments to articles in conformity with Section 123.140 and following of the Companies Act**

Mark the box with an X if the request for amendment is presented to rectify an illegality, an irregularity or in order to insert a provision required by the Companies Act:

- which does not infringe the rights of shareholders or creditors (s. 123.140);........................ ☐
- which may infringe the rights of shareholders or creditors – attach a copy of the judgment (s.123.141)........................ ☐

Effective date (the amendment is retroactive to the date of the certificate accompanying the amended articles unless these articles or the judgement refers to a later date):

Year	Month	Day

5. **Name prior to amendment** (if different than that mentioned in section 1).

RESSOURCES X-CHEQUER INTERNATIONAL INC.

For departmental use only
[stamp]
Québec [image of flag of Québec]
Filed on
October 17, 2007
The enterprise
registrar

[signature]
Signature of authorized director

If the space provided is insufficient, attach an appendix completed in duplicate, identify the relevant section and page number if applicable

Minister of Revenue

SIGN AND RETURN TWO COPIES WITH YOUR PAYMENT
DO NOT FAX.

LE-50.0.11.04 (2007-04)